UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 12, 2007

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52647	841474432
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

427 Riverview Plaza, Trenton, NJ	08611
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (609) 656-0800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

(a) On July 13, 2007, Performance Health Technologies, Inc. (the “Company”) filed an Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company’s common stock to 500,000,000 shares and preferred stock to 100,000,000 shares (the “Amendment”).  The Amendment was approved by the Company’s Board of Directors and the holders of a majority of the Company’s common stock by written consent as of July 12, 2007.  Notice of the Amendment was sent to all of the stockholders of the Company.

Section 8 – Other Events

Item 8.01	Other Events.

As of July 12, 2007, the Company’s 2006 Stock Incentive Plan, as amended (the “2006 Plan”) was approved by the holders of a majority of the Company’s common stock by written consent.  Pursuant to the terms of the 2006 Plan, an aggregate of 12 million shares of Company common stock may be awarded to individuals under the 2006 Plan.  The 2006 Plan terminates in 2016.  Notice of the approval of the 2006 Plan by the stockholders was sent to all of the stockholders of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

3.3	Amended and Restated Certificate of Incorporation of the Company, filed on July 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

PERFORMANCE HEALTH TECHNOLOGIES, INC. (Registrant)

Date: July 18, 2007	By:	/s/ Robert D. Prunetti
Robert D. Prunetti
President and Chief Executive Officer